Portfolio Recovery Associates Reports Third Quarter 2008 Results

EPS Flat at $0.75 as Cash Collections Rise 27% to $83.0 Million; Revenues Up 26% to Record $68.6 Million; Portfolio Acquisitions Total $52.3 Million

NORFOLK, VA -- 10/29/2008 -- Portfolio Recovery Associates, Inc. (NASDAQ: PRAA), a company that purchases, collects and manages portfolios of defaulted consumer receivables and provides a broad range of accounts receivable management services, today reported net income of $11.5 million, or $0.75 per diluted share, for the quarter ended September 30, 2008.

The Company's third-quarter 2008 profit represents a decline of 2.1% from net income of $11.7 million, or $0.75 per diluted share, in the same period a year earlier.

Total revenues in the third quarter of 2008 increased 26% to a record $68.6 million, up from $54.6 million in the year-earlier period. Total revenues consist of cash collections reduced by amounts applied to principal on the Company's owned debt portfolios, plus commissions earned from its fee-for-service businesses. During the third quarter of 2008, the Company applied 36.5% of cash collections to reduce the carrying basis of its owned debt portfolios. This amount included a $3.8 million allowance charge, equivalent to approximately $2.4 million after tax, or 15 cents a diluted share, against certain pools of finance receivables accounts. Amortization was up 725 basis points from 29.2% in Q3 2007.

"Portfolio Recovery Associates continued to generate substantial cash in the third quarter as well as making strategic portfolio acquisitions and remaining focused on operational effectiveness. Cash receipts set a new record in the quarter, finishing just short of $100 million. This helped drive record quarterly revenues of $68.6 million. We moved to restructure our legal collections unit during the quarter, investing more heavily in this channel, as legal recoveries failed to meet our internal expectations. These moves should help improve future earnings both directly and indirectly, as our legal collections shortfall also played a role in the $3.8 million allowance charge taken in the quarter," said Steven D. Fredrickson, Chairman, President and Chief Executive Officer.

Financial and Operating Highlights

--  Cash collections rose 27% to $83.0 million in the third quarter of
    2008, up from $65.2 million in the year-ago period.  Call center collections and other increased 22%, external legal collections grew 1%, internal legal collections grew 45% and purchased bankruptcy collections gained 143% when compared with the year-earlier period.

The table below displays our cash collections by source, by quarter

Cash Collection
 Source ($ in
 thousands)          Q32008   Q22008   Q12008   Q42007   Q32007   Q22007
                    ======== ======== ======== ======== ======== ========
Call Center
 Collections &
 Other              $ 43,949 $ 46,892 $ 44,883 $ 35,551 $ 36,001 $ 36,107
External Legal
 Collections          21,590   22,471   21,880   20,861   21,384   20,911
Internal Legal
 Collections           2,106    1,947    1,819    1,443    1,449    1,357
Purchased
 Bankruptcy           15,362   13,732   10,820    7,245    6,317    6,231

Cash Collection
 Source ($ in
 thousands)          Q12007   Q42006   Q32006   Q22006   Q12006
                    ======== ======== ======== ======== ========
Call Center
 Collections &
 Other              $ 37,841 $ 31,266 $ 31,630 $ 32,975 $ 35,811
External Legal
 Collections          20,844   19,762   19,607   19,058   17,606
Internal Legal
 Collections           1,400    1,171    1,056      761      625
Purchased
 Bankruptcy            7,223    6,581    7,390    6,645    4,447

--  Productivity, as measured by cash collections per hour paid, the
    Company's key measure of collector performance, finished at $134.23 for the first nine months of 2008, down slightly from $135.77 for all of 2007.
    Excluding the impact of trustee remittances from purchased bankrupt accounts, the comparison is $114.37 for the first nine months of 2008 vs.
    $123.10 for all of 2007.

--  Revenues were $68.6 million in the third quarter, up 26% from $54.6 million in the same period a year ago.  This was driven by record cash receipts of $98.9 million, up 34% from $73.7 million a year earlier.  Cash receipts comprise both cash collections and revenue from the Company's fee-
    based businesses.

--  The Company purchased $857 million of face-value debt during the third quarter of 2008 for $52.3 million.  This debt was acquired in 56 portfolios from 19 different sellers.

--  The Company's fee-for-service businesses generated revenue of $15.8 million in the third quarter of 2008, up 86% from $8.5 million in the same period a year ago.  These businesses accounted for a record 23% of the
    Company's overall revenues in the third quarter.

--  On July 1, 2008, the Company completed its acquisition of
    MuniServices, LLC, a provider of revenue administration to local governments, based in Fresno, California.

--  On August 1, 2008, the Company completed and announced its acquisition of the assets of Broussard Partners and Associates, Inc., a provider of audit services to local governments, based in Houston, Texas.

--  During the third quarter of 2008, the Company reversed all estimated share-based compensation costs that had been accrued during 2007 and 2008 related to the 2007 Long Term Incentive Program because the achievement of the performance targets of the program were unlikely to be achieved.  This expense reversal of approximately $1.4 million resulted in an increase in net income of approximately $850,000, or six cents per diluted share.

--  The Company's cash balances were $28.0 million as of September 30,
    2008, up from $16.3 million as of June 30, 2008.  Also during the quarter, the Company made net draws of $33.0 million on its line of credit, leaving it with $267.3 million in outstanding borrowings at quarter's end.  With the $25 million expansion of the line during the quarter, remaining borrowing availability under the line was $97.7 million at September 30,
    2008.

"Portfolio Recovery Associates continued to successfully pursue its overall strategy in the third quarter, despite the slowing economy and credit crunch. Our ability to expand our bank credit line by $25 million on top of existing borrowing capacity allowed the Company to continue taking advantage of portfolio acquisition opportunities, spending $52.3 million on defaulted debt. In addition, we closed on the MuniServices acquisition as well as the acquisition of the assets of Broussard Partners during the third quarter, as revenue from our fee-for-service businesses rose 86% vs. a year ago. These businesses now represent a record 23% of the Company's overall revenue," said Kevin P. Stevenson, Chief Financial and Administrative Officer.

The Company's year to date 2008 earnings totaled $34.8 million, or $2.27 per diluted share, compared with $37.6 million, or $2.35 per diluted share, for the first nine months of 2007. Year to date total 2008 revenues were $196.3 million, compared with $163.4 million in the comparable period of 2007.

Conference Call Information

The Company will hold a conference call with investors tonight, Wednesday, October 29, 2008, at 5:30 p.m. EDT to discuss its third quarter results. Investors can access the call live by dialing 888-713-4218 for domestic callers or 617-213-4870 for international callers using the pass code 57329861.

In addition, investors may listen to the call via a taped replay, which will be available for seven days, by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers using the pass code 12611630. The replay will be available approximately two hours after today's conference call ends. Investors may also listen via webcast, both live and archived, at the Company's website, www.portfoliorecovery.com.

About Portfolio Recovery Associates, Inc.

Portfolio Recovery Associates is a full-service provider of outsourced receivables management and related services. The Company's primary business is the purchase, collection and management of portfolios of defaulted consumer receivables. These are the unpaid obligations of individuals to credit originators, which include banks, credit unions, consumer and auto finance companies, and retail merchants. Portfolio Recovery Associates also provides a broad range of collection services, including revenue administration for government entities through its RDS and MuniServices businesses, and collateral-location services for credit originators via IGS.

Statements herein which are not historical, including Portfolio Recovery Associates' or management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, including statements with respect to future contributions of IGS, RDS and MuniServices to earnings and future portfolio-purchase opportunities, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include references to Portfolio Recovery Associates' presentations and web casts. The forward-looking statements in this press release are based upon management's beliefs, assumptions and expectations of the Company's future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in the Company's filings with the Securities and Exchange Commission including but not limited to its annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, filed with the Securities and Exchange Commission and available through the Company's website, which contain a more detailed discussion of the Company's business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

                    Portfolio Recovery Associates, Inc.
                 Unaudited Consolidated Income Statements
                 (in thousands, except per share amounts)

                                  Three      Three      Nine       Nine
                                  Months     Months     Months     Months
                                  Ended      Ended      Ended      Ended
                                September  September  September  September
                                   30,        30,        30,        30,
                                  2008       2007       2008       2007

Revenues:
  Income recognized on finance
   receivables, net             $  52,738  $  46,111  $ 158,412  $ 137,964
  Commissions                      15,848      8,529     37,891     25,460
                                ---------  ---------  ---------  ---------

        Total revenues             68,586     54,640    196,303    163,424

Operating expenses:
     Compensation and employee
      services                     22,983     17,322     64,983     50,438
     Outside legal and other
      fees and services            16,709     11,847     46,400     34,530
     Communications                 2,263      2,038      7,535      5,927
     Rent and occupancy             1,123        819      2,830      2,217
     Other operating expenses       1,912      1,605      4,863      4,467
     Depreciation and
      amortization                  2,162      1,455      5,138      4,112
                                ---------  ---------  ---------  ---------

        Total operating expenses   47,152     35,086    131,749    101,691
                                ---------  ---------  ---------  ---------

        Income from operations     21,434     19,554     64,554     61,733

Other income and (expense):
  Interest income                      17         65         50        364
  Interest expense                 (3,066)    (1,137)    (8,215)    (1,543)
                                ---------  ---------  ---------  ---------

        Income before income
         taxes                     18,385     18,482     56,389     60,554

        Provision for income
         taxes                      6,930      6,787     21,638     22,991
                                ---------  ---------  ---------  ---------

        Net income              $  11,455  $  11,695  $  34,751  $  37,563
                                =========  =========  =========  =========

Net income per common share:
  Basic                         $    0.75  $    0.76  $    2.28  $    2.37
  Diluted                       $    0.75  $    0.75  $    2.27  $    2.35

Weighted average number of
 shares outstanding:
  Basic                            15,267     15,451     15,210     15,816
  Diluted                          15,336     15,577     15,280     15,962

                    Portfolio Recovery Associates, Inc.
              Unaudited Consolidated Summary Balance Sheets
                 (in thousands, except per share amounts)

                                              September 30,  December 31,
ASSETS                                            2008           2007
                                              -------------- --------------
Cash and cash equivalents                     $       28,006 $       16,730
Finance receivables, net                             535,430        410,297
Income taxes receivable                                3,715          3,022
Property and equipment, net                           23,354         16,171
Goodwill                                              28,058         18,620
Intangible assets, net                                13,747          5,046
Other assets                                           9,251          6,421
                                              -------------- --------------

       Total assets                           $      641,561 $      476,307
                                              ============== ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Accounts payable and accrued liabilities    $       19,426 $       15,345
  Deferred tax liability                              81,350         57,579
  Line of credit                                     267,300        168,000
  Obligations under capital lease                         23            103
                                              -------------- --------------

    Total liabilities                                368,099        241,027
                                              -------------- --------------

Stockholders' equity:
  Preferred stock, par value $0.01, authorized
   shares, 2,000, issued and outstanding
   shares - 0                                              -              -
  Common stock, par value $0.01, authorized
   shares, 30,000, issued shares, 15,392,
   outstanding shares, 15,280 at
   September 30, 2008, and 15,159 issued and
   outstanding at December 31, 2007                      153            152
  Additional paid-in capital                          74,873         71,443
  Retained earnings                                  198,436        163,685
                                              -------------- --------------

    Total stockholders' equity                       273,462        235,280
                                              -------------- --------------

       Total liabilities and stockholders'
        equity                                $      641,561 $      476,307
                                              ============== ==============

                   Portfolio Recovery Associates, Inc.
          Unaudited Consolidated Summary Statements of Cash Flows
                              (in thousands)

                                               Nine Months    Nine Months
                                                  Ended          Ended
                                              September 30,  September 30,
                                                  2008           2007
                                              -------------  -------------
Cash flows from operating activities:
    Net income                                $      34,751  $      37,563
    Adjustments to reconcile net income to net
    cash provided by operating activities:
       Amortization of share-based
        compensation                                    442          2,218
       Depreciation and amortization                  5,138          4,112
       Deferred tax expense                          23,771         17,566
       Changes in operating assets and
        liabilities:
            Other assets                                105           (352)
            Accounts payable and accrued
             liabilities                              2,365          1,081
            Income tax receivable                      (513)          (918)
                                              -------------  -------------

       Net cash provided by operating
        activities                                   66,059         61,270
                                              -------------  -------------

Cash flows from investing activities:
  Purchases of property and equipment                (4,041)        (6,655)
  Acquisition of finance receivables, net of
   buybacks                                        (214,172)      (159,130)
  Collections applied to principal on finance
   receivables                                       89,039         59,102
  Acquisitions, including acquisition costs
   and net of cash acquired                         (25,791)          (409)
                                              -------------  -------------

       Net cash used in investing activities       (154,965)      (107,092)
                                              -------------  -------------

Cash flows from financing activities:
  Dividends paid                                          -        (16,070)
  Proceeds from exercise of options                     594          1,461
  Income tax benefit from share-based
   compensation                                         368          1,145
  Proceeds from line of credit                      146,300        103,000
  Principal payments on line of credit              (47,000)        (3,000)
  Repurchase of common stock                              -        (50,557)
  Principal payments on long-term debt                    -           (690)
  Principal payments on capital lease
   obligations                                          (80)          (104)
                                              -------------  -------------

       Net cash provided by financing
        activities                                  100,182         35,185
                                              -------------  -------------

       Net increase/(decrease) in cash and
        cash equivalents                             11,276        (10,637)

Cash and cash equivalents, beginning of
 period                                              16,730         25,101
                                              -------------  -------------

Cash and cash equivalents, end of period      $      28,006  $      14,464
                                              =============  =============

Supplemental disclosure of cash flow
 information:
  Cash paid for interest                      $       8,272  $       1,096
  Cash paid for income taxes                  $           3  $       5,285

Noncash investing and financing activities:
  Common stock issued for acquisition         $       1,847             50

Contact:
Investor Relations
757-519-9300 ext. 13010
info@portfoliorecovery.com